UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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NEXPOINT MULTIFAMILY CAPITAL TRUST, INC.

(Name of Registrant as Specified in its Charter)

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NEXPOINT MULTIFAMILY CAPITAL TRUST, INC.

300 Crescent Court, Suite 700

Dallas, Texas 75201

(972) 628-4100

NOTICE OF ACTION BY WRITTEN CONSENT AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN

April 26, 2016

Dear Stockholder:

This notice and accompanying Information Statement is being furnished to you as a holder of shares of common stock, par value $0.01 per share (“Common Stock”) classified as Class A shares and Class T shares, of NexPoint Multifamily Capital Trust, Inc. (f/k/a NexPoint Multifamily Realty Trust, Inc.), a Maryland corporation (“NMCT”) to inform you of (i) the nomination for election as directors of NMCT, Brian Mitts, D. Kirk McAllaster, Jr. and John M. Pons (the “Nominees”), by NMCT’s board of directors (the “Board”) at a meeting held on March 24, 2016, to serve until the 2017 annual meeting of stockholders, and (ii) NMCT’s receipt on April 26, 2016 of a written consent of stockholders (the “Consent”) approving the election of the Nominees as directors of NMCT to serve until the 2017 annual meeting of stockholders, representing 100% of our issued and outstanding Common Stock and 100% of our aggregate voting power, as of March 25, 2016, the record date. No other vote of our stockholders is required. The resolutions adopted by the Board at its meeting on March 24, 2016 and the Consent give NMCT the authority to elect the Nominees as directors of NMCT.

In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the election of the Nominees as directors of NMCT will become effective no sooner than 20 calendar days after we mail this notice and the accompanying Information Statement to our stockholders.

The attached Information Statement is dated April 26, 2016 and is first being mailed to our stockholders on or about April 27, 2016. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

Sincerely,

Brian Mitts
Chairman and Chief Financial Officer

NEXPOINT MULTIFAMILY CAPITAL TRUST, INC.

300 Crescent Court, Suite 700

Dallas, Texas 75201

(972) 628-4100

INFORMATION STATEMENT

Action by Unanimous Written Consent of Stockholders

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to you as a holder of shares of common stock, par value $0.01 per share (“Common Stock”) classified as Class A shares and Class T shares, of NexPoint Multifamily Capital Trust, Inc., a Maryland corporation, in connection with the action by unanimous written consent of the holders of our issued and outstanding shares of Common Stock taken without a meeting to approve the actions described in this Information Statement. In this Information Statement, all references to the “Company,” “we,” “us,” or “our” refer to NexPoint Multifamily Capital Trust, Inc. We are mailing this Information Statement to our stockholders of record on or about April 27, 2016.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions described herein will not become effective until at least 20 calendar days following the date on which this Information Statement is first mailed to our stockholders.

The entire cost of furnishing this Information Statement will be borne by the Company.

Unanimous Action by Stockholders

On March 24, 2016, the board of directors of the Company (the “Board”) unanimously adopted resolutions to nominate as directors of the Company, Brian Mitts, D. Kirk McAllaster, Jr. and John M. Pons (the “Nominees”) to serve until the 2017 annual meeting of stockholders. As of the close of business on March 25, 2016, the Record Date, we had approximately 239,614 shares of Class A Common Stock outstanding and 0 shares of Class T Common Stock outstanding. Each share of outstanding Common Stock is entitled to one vote.

On April 26, 2016 pursuant to Section 2-505 of the Maryland General Corporation Law (“MGCL”) and as provided by the Company’s Amended and Restated Articles of Incorporation (the “Charter”), we received written consent (the “Consent”) approving the election of the Nominees as directors of the Company to serve until the 2017 annual meeting of stockholders, from our stockholders holding an aggregate of approximately 239,614 shares of our Class A Common Stock representing 100% of our outstanding shares of Common Stock.

Item 1.	Election of Directors

CERTAIN INFORMATION ABOUT MANAGEMENT

Our Board nominated, and our stockholders approved via the Consent, the Nominees as directors of the Company. The names, age and respective positions and offices of our directors and executive officers are as follows:

Name	Age	Position(s)
James Dondero	52	President
Brian Mitts	45	Chief Financial Officer, Executive VP-Finance, Treasurer and Chairman of the Board
Matt McGraner	32	Chief Investment Officer and Executive VP
Matthew Goetz	30	VP-Investments and Asset Management
Scott Ellington	45	General Counsel and Secretary
D. Kirk McAllaster, Jr.	49	Independent Director
John M. Pons	52	Independent Director

James Dondero: Mr. Dondero has served as our President since February 2014. Mr. Dondero is also a member of the investment committee of NexPoint Real Estate Advisors II, L.P., our advisor (the “Advisor”), the co-founder and President of Highland Capital Management, L.P., our sponsor (“Highland” or “Sponsor”), founder and President of NexPoint Advisors, L.P., Chairman of the board, Chief Executive Officer and member of the investment committee of NexPoint Residential Trust, Inc. (“NXRT”), President of NexPoint Capital, Inc., director for American Banknote Corporation, director for Metro-Goldwyn-Mayer, Chairman of the board of directors for Cornerstone Healthcare, Chairman of the board of directors for CCS Medical, and Chairman of NexBank, an affiliated bank that is majority owned by Mr. Dondero. Mr. Dondero has over 30 years of experience investing in credit and equity markets and has helped pioneer credit asset classes. Highland and its affiliates managed approximately $18.3 billion in assets as of December 31, 2015. Prior to founding Highland in 1993, Mr. Dondero served as Chief Investment Officer of Protective Life’s GIC subsidiary and helped grow the business from concept to over $2 billion between 1989 and 1993. His portfolio management experience includes mortgage-backed securities, investment grade corporates, leveraged bank loans, high-yield bonds, emerging market debt, real estate, derivatives, preferred stocks and common stocks. From 1985 to 1989, he managed approximately $1 billion in fixed income funds for American Express. Mr. Dondero received a BS in Commerce (Accounting and Finance) from the University of Virginia, and is a Certified Managerial Accountant and a Chartered Financial Analyst.

Brian Mitts: Mr. Mitts has served as our Chief Financial Officer, Executive Vice President-Finance and Treasurer since November 2014, a member of the Board since November 2013 and Chairman of the Board since June 2015. Mr. Mitts also is a member of the investment committee of our Advisor. Mr. Mitts joined Highland in February 2007 and currently also serves as the Chief Operations Officer for Highland Capital Management Fund Advisors L.P. and NexPoint Advisors, L.P., serves as director, the Chief Financial Officer and a member of the investment committee of NXRT and serves as Vice President and Chief Financial Officer of NexPoint Capital, Inc. Mr. Mitts works closely with the Highland real estate platform and is integral in marketing real estate products for Highland and its affiliates. Mr. Mitts received an MPA and a BBA from the University of Texas at Austin. Mr. Mitts is a licensed Certified Public Accountant. Mr. Mitts was selected to serve as a director due to his experience as an executive officer of several Highland-sponsored entities, his work with the Highland real estate platform and his licensure as a Certified Public Accountant.

D. Kirk McAllaster, Jr.: Mr. McAllaster has served as our independent director and Chairman of the audit committee since June 2015. Since October 2015, Mr. McAllaster has served as President of Rincon Partners, LLC, a commercial real estate firm. Prior to Rincon Partners, LLC, Mr. McAllaster served as a consultant to American Realty Capital Properties, Inc. (n/k/a VEREIT, Inc.) related to corporate budgeting, financial modeling, investor presentations and general corporate matters from January 2015 - March 2015. Prior to consulting, Mr. McAllaster worked for the Cole Capital business unit of VEREIT, Inc. from February 2014 - August 2014 and for its predecessor from May 2003 - February 2014, and during the past five years he served as an executive officer and/or director for the following entities affiliated with Cole Capital: Cole Credit Property Trust V, Inc. - executive vice president, chief financial officer and treasurer from January 2013 - August 2014; Cole REIT Advisors V, LLC - chief financial officer from February 2014 - August 2014, executive vice president from December 2012 - August 2014, and chief financial officer (REITs and real estate funds) from December 2012 - February 2014; Cole Credit Property Trust, Inc. - executive vice president and chief financial officer from October 2007 - August 2014, treasurer from May 2011 - August 2014, director from May 2008 - August 2014; Cole REIT Advisors, LLC - executive vice president and chief financial officer from February 2014 - August 2014, executive vice president and chief financial officer (REITs and real estate funds) from January 2012 - February 2014, and executive vice president and chief financial officer from March 2007 - January 2012; Cole Credit Property Trust II, Inc. - executive vice president and chief financial officer from October 2007 - July 2013, and treasurer from May 2011 - July 2013; Cole Real Estate Investments, Inc. - executive vice president from June 2013 - February 2014, executive vice president, chief financial officer and treasurer from January 2008 - February 2014, and secretary from January 2008 - November 2010; Cole REIT Advisors III, LLC - executive vice president and chief financial officer from February 2014 - August 2014, executive vice president and chief financial officer (REITs and real estate funds) from January 2012 - February 2014, and executive vice president and chief financial officer from January 2008 - January 2012; Cole Corporate Income Trust, Inc. - executive vice president, chief financial officer and treasurer from April 2010 - August 2014, and secretary from April 2010 - August 2010; Cole Corporate Income Advisors, LLC - executive vice president and chief financial officer from February 2014 - August 2014, executive vice president and chief financial officer (REITs and real estate funds) from January 2012 - February 2014, and executive vice president and chief financial officer from April 2010 - January 2012; Cole Credit Property Trust IV, Inc. - executive vice president, chief financial officer, and treasurer from July 2010 - August 2014; Cole REIT Advisors IV, LLC - executive vice president and chief financial officer from February 2014 - August 2014, executive vice president and chief financial officer (REITs and real estate funds) from January 2012 – February 2014, and executive vice president and chief financial officer from July 2010 - January 2012; Cole Real Estate Income Strategy (Daily NAV), Inc. - executive vice president, chief financial officer, and treasurer from July 2010 - August 2014; Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC - executive vice president and chief financial officer from February 2014 - August 2014, executive vice president and chief financial officer (REITs and real estate funds) from January 2012 - February 2014, and executive vice president and chief financial officer from July 2010 - January 2012; Cole Office & Industrial REIT (CCIT II) , Inc. - executive vice president, chief financial officer, and treasurer from March 2013 - August 2014; Cole Corporate Income Advisors II, LLC - executive vice president and chief financial officer from February 2014 - August 2014, and executive vice president and chief financial officer (REITs and real estate funds) from February 2013 – February 2014; Cole Capital Partners, LLC - executive vice president and chief financial officer from February 2014 - August 2014, executive vice president and chief financial officer (REITs and real estate funds) from January 2012 - February 2014, and executive vice president and chief financial officer form March 2007 - January 2012; and Cole Capital Advisors, Inc. - executive vice president and chief financial officer from February 2014 - August 2014, executive vice president and chief financial officer (REITs and real estate funds) from January 2012 - February 2014, and executive vice president and chief financial officer from March 2007 - January 2012.

Mr. McAllaster has over 20 years of accounting and finance experience in public accounting and private industry. Mr. McAllaster received a BS from California State Polytechnic University - Pomona with a major in Accounting. He is a Certified Public Accountant licensed in the states of Arizona and Tennessee and is a member of the American Institute of CPAs and the Arizona Society of CPAs. Mr. McAllaster was selected to serve as a director due to his experience as an executive officer and director of a number of publicly-registered non-traded real estate investment trusts (“REITs”), as well as his certification as a CPA.

John M. Pons: Mr. Pons has served as our independent director since June 2015. Since December 2014, Mr. Pons has served as managing principal and general counsel of Rincon Partners, LLC, a commercial real estate firm. Prior to Rincon Partners, LLC, Mr. Pons worked for the Cole Capital business unit of VEREIT, Inc. from February 2014 - October 2014, and for its predecessor from September 2003 - February 2014, and during the past five years he as an executive officer and/or director for the following entities affiliated with Cole Capital: Cole REIT Advisors V, LLC - executive vice president and secretary from December 2012 - August 2014, and general counsel, real estate from December 2012 – March 2014; Cole Credit Property Trust, Inc. - secretary from March 2004 - January 2011, and director from March 2004 - May 2010; Cole REIT Advisors, LLC - executive vice president and secretary from March 2014 - August 2014, executive vice president, secretary and general counsel, real estate from January 2013 - March 2014, and executive vice president, general counsel and secretary from September 2008 - January 2013; Cole Credit Property Trust II, Inc. - secretary from September 2004 - November 2010; Cole REIT Advisors

III, LLC - executive vice president and secretary from March 2014 - August 2014, executive vice president, secretary and general counsel, real estate from January 2013 - March 2014, and executive vice president and general counsel from January 2008 - January 2013; Cole Corporate Income Advisors, LLC - executive vice president and secretary from March 2014 - August 2014, and executive vice president, secretary and general counsel, real estate from January 2011 - March 2014; Cole REIT Advisors IV, LLC - executive vice president and secretary from March 2014 - August 2014, and executive vice president, secretary and general counsel, real estate from January 2011 - March 2014; Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC - executive vice president and secretary from March 2014 - August 2014, executive vice president, secretary and general counsel, real estate from January 2013 - March 2014, and executive vice president and general counsel, real estate from July 2010 - January 2013; Cole Corporate Income Advisors II, LLC - executive vice president and secretary from March 2014 - August 2014, and executive vice president, secretary and general counsel, real estate from February 2013 - March 2014; Cole Capital Partners, LLC - executive vice president and secretary from March 2014 - August 2014, executive vice president, secretary and general counsel, real estate from January 2013 - March 2014, and executive vice president, general counsel and secretary from September 2008 - January 2013; and Cole Capital Advisors, Inc. - executive vice president and secretary from March 2014 - August 2014, executive vice president, secretary and general counsel, real estate from January 2013 - March 2014, and executive vice president, general counsel and secretary from September 2008 - January 2013.

Mr. Pons was a Captain in the United States Air Force where he served from 1988 until 1992. Mr. Pons received a BS degree in Mathematics from Colorado State University and a M.S. degree in Administration from Central Michigan University before earning his J.D. (Order of St. Ives) in 1995 at the University of Denver. Mr. Pons was selected to serve as a director due to his experience as an executive officer and director of a number of publicly-registered non-traded REITs.

Matt McGraner: Mr. McGraner has served as our Chief Investment Officer and Executive Vice President since November 2014. Mr. McGraner is also a Managing Director at Highland and Chief Investment Officer and a member of the investment committee of NXRT. Mr. McGraner joined Highland in May 2013. With over eight years of real estate, private equity and legal experience, his primary responsibilities are to lead the strategic direction and operations of the real estate platform at Highland, as well as source and execute investments, manage risk and develop potential business opportunities, including fundraising, capital markets transactions and joint ventures. Mr. McGraner also is a licensed attorney and was formerly an associate at Jones Day, with a practice primarily focused on private equity, real estate and mergers and acquisitions. Mr. McGraner has led the acquisition of over $1.5 billion of real estate and advised on $16.3 billion of mergers and acquisitions and private equity transactions. Mr. McGraner received a BS from Vanderbilt University and JD from Washington University School of Law.

Matthew Goetz: Mr. Goetz has served as our Vice President-Investments and Asset Management since November 2014. Mr. Goetz is also a Senior Financial Analyst at Highland and Senior Vice President-Investments and Asset Management for NXRT. With over eight years of real estate, private equity and equity trading experience, his primary responsibilities are to asset manage, source acquisitions, manage risk and develop potential business opportunities for Highland, including fundraising, private investments and joint ventures. Mr. Goetz has assisted in the acquisition and financing of over $4.8 billion in real estate. Before joining Highland in June 2014, Mr. Goetz was a Senior Financial Analyst in CBRE’s Debt and Structured Finance group from May 2011 to June 2014. Mr. Goetz received a BBA in Finance from St. Edward’s University.

Scott Ellington: Mr. Ellington has served as our General Counsel and Secretary since November 2014. Mr. Ellington also is a Partner and General Counsel at Highland. Prior to joining Highland in May 2007, Mr. Ellington was counsel to major U.S. financial institutions including Wells Fargo and Countrywide Financial. Mr. Ellington received his JD from Pepperdine University in California and his BA from the University of Texas in Dallas.

Attendance at Board Meetings and the Annual Stockholder Meeting

The Board held four meetings during the fiscal year ended December 31, 2015. Each of our incumbent directors attended at least 75% of the aggregate total number of meetings of the Board held during the period for which he served as a director and of the aggregate total number of meetings held by all committees of the Board on which he served during the periods in which he served.

Although we do not have a formal policy regarding attendance by members of our Board at our annual meeting of stockholders, we encourage all of our directors to attend.

Director Independence

As required by our Charter, a majority of the members of the Board must qualify as “independent directors” as affirmatively determined by the Board. Our Board consults with our legal counsel to ensure that our Board’s determinations are consistent with our Charter and applicable securities and other laws and regulations regarding the definition of “independent director.”

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, our senior management and our independent registered public accounting firm, the Board has determined that D. Kirk McAllaster, Jr. and John M. Pons, who comprise a majority of our Board, qualify as independent directors. A copy of our independent director definition, which is contained in our Charter and complies with the requirements of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts (“NASAA REIT Guidelines”), is attached hereto as Appendix A. Although our shares are not listed for trading on any national securities exchange, our independent directors also meet the current independence and qualifications requirements of the New York Stock Exchange.

Committees of our Board of Directors

Audit Committee

The Board has established an audit committee (the “Audit Committee”), which consists of our two independent directors, D. Kirk McAllaster, Jr. and John M. Pons. The Audit Committee, by approval of at least a majority of its members, selects the independent registered public accounting firm to audit our annual consolidated financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, discusses required communications with the independent registered public accounting firm, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. D. Kirk McAllaster, Jr. serves as the chair of the Audit Committee and the Board has determined that he qualifies as an “audit committee financial expert” as such term is defined under Item 407 of Regulation S-K. The Board has adopted a charter for the Audit Committee that sets forth its specific functions and responsibilities. The Audit Committee charter can be found on our website at www.nmcreit.com. The Audit Committee met three times during 2015.

The Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2015 with management and recommended to management that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015.

Compensation Committee

Our Board believes that it is appropriate for our Board not to have a standing compensation committee based upon the fact that our executive officers do not receive compensation directly from us for services rendered to us, and we do not intend to pay any compensation directly to our executive officers or non-independent directors.

Nominating Committee

We believe that our Board is qualified to perform the functions typically delegated to a nominating committee, and that the formation of a separate committee is not necessary at this time. Therefore, all members of our Board develop the criteria necessary for prospective members of our Board and participate in the consideration of director nominees. Our Board may consider an assessment of its diversity, in its broadest sense, reflecting, but not limited to, age, geography, gender and ethnicity. While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities. The primary functions of the members of our Board relating to the consideration of director nominees are to conduct searches and interviews for prospective director candidates, if necessary, review background information for all candidates for the Board, including those recommended by stockholders, and formally propose the slate of director nominees for election by the stockholders at the annual meeting.

Communication with Directors

We have established procedures for stockholders or other interested parties to communicate directly with our Board. Such parties can contact the Board by mail at: Chairman of NexPoint Multifamily Capital Trust, Inc. Audit Committee, c/o Corporate Secretary, 300 Crescent Court, Suite 700, Dallas, Texas 75201.

The chairman of the Audit Committee will receive all communications made by these means, and will distribute such communications to such member or members of our Board as he deems appropriate, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal controls and auditing matters are received, they will be forwarded by the chairman of the Audit Committee to the members of the Audit Committee for review.

Board Leadership Structure; Independent Lead Director

Brian Mitts serves as both our Chairman of the Board and Chief Financial Officer. The Board believes that while independent oversight of management is an important component of an effective board of directors, the most effective leadership structure for the Company at the present time is for the Chief Financial Officer to also serve as Chairman of the Board. The independent directors believe that because the Chief Financial Officer is ultimately responsible for the day-to-day operation of the Company and for executing the Company’s strategy, and because the performance of the Company is an integral part of Board deliberations, the Chief Financial Officer is the director best qualified to act as Chairman of the Board. The Board retains the authority to modify this structure to best address the Company’s unique circumstances, and to advance the best interests of all stockholders, as and when appropriate. In addition, although we do not have a lead independent director, the Board believes that the current structure is appropriate, as the Company has no employees and is externally managed by the Advisor, whereby all operations are conducted by the Advisor or its affiliates.

The Board also believes, for the reasons set forth below, that its existing corporate governance practices achieve independent oversight and management accountability, which is the goal that many companies seek to achieve. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, our executive officers and officers and key personnel of our Advisor. Some of the relevant processes and other corporate governance practices include:

•	A majority of our directors are independent directors. Each director is an equal participant in decisions made by the full Board. In addition, all matters that relate to our Sponsor, our Advisor or any of their affiliates must be approved by a majority of the independent directors. The Audit Committee is comprised entirely of independent directors.

•	Each of our directors is elected annually by our stockholders.

•	Our Advisor has a one-year contract, with an annual review by, and renewal subject to, the approval of our Board, including a majority of the independent directors. The fees paid to our Advisor must be deemed reasonable, as determined by our independent directors, on an annual basis.

The Board’s Role in Risk Oversight

The Board oversees our stockholders’ interest in the long-term health and the overall success of the Company and its financial strength.

The Board is actively involved in overseeing risk management for the Company. It does so, in part, through its oversight of our investments and assumptions of debt, as well as its oversight of the Company’s executive officers and the Advisor. In particular, the Board may determine at any time to terminate our Advisor, and must evaluate the performance of our Advisor, and re-authorize the advisory agreement, on an annual basis.

In addition, the Audit Committee is responsible for assisting the Board in overseeing the Company’s management of risks related to financial reporting. The Audit Committee has general responsibility for overseeing the accounting and financial processes of the Company, including oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the adequacy of the

Company’s internal control over financial reporting. The Audit Committee reviews any potential material issues that are raised related to the Company’s financial statements or accounting policies. Additionally, in connection with the annual audit of the Company’s financial statements, the Audit Committee conducts a detailed review with the Company’s independent auditors of the accounting policies used by the Company and its financial statement presentation.

Code of Conduct and Ethics

We have adopted a Code of Ethics that applies to all of our executive officers and directors, including but not limited to, our principal executive officer and principal financial officer. Our Code of Ethics can be found at our website: www.nmcreit.com.

Compensation of Our Executive Officers

Our executive officers do not receive compensation directly from us for services rendered to us and we do not intend to pay any compensation to our executive officers. We do not reimburse our Advisor directly or indirectly for the salary or other compensation paid to any of our executive officers. As a result, we do not have, nor has the Board considered, a compensation policy for our executive officers. Our executive officers are officers and/or employees of, or hold an indirect ownership interest in, our Advisor and/or its affiliates, and our executive officers are compensated by these entities, in part, for their services to us.

Compensation of Our Directors

If a director is also one of our executive officers or an affiliate of the Advisor, we do not pay any compensation to that person for services rendered as a director. The amount and form of compensation payable to our independent directors for their service to us is determined by the Board, based upon recommendations from the Advisor. Two of our executive officers, Messrs. James Dondero and Brian Mitts, manage, control or are affiliated with the Advisor, and through the Advisor, they are involved in recommending the compensation to be paid to our independent directors.

On June 4, 2015 the Board adopted a director compensation policy, in which all independent directors participate. The director compensation policy is as follows:

•	each independent director receives an annual director’s fee payable in cash equal to $40,000;

•	the chair of the Audit Committee receives an additional annual fee payable in cash equal to $7,500;

•	the chair of the Nominating and Corporate Governance Committee, if any, receives an additional annual fee payable in cash equal to $7,500;

•	each independent director receives $1,500 for attending each Board and committee meeting in person. The chair of the Audit Committee receives $1,500 for attending each Board and committee meeting by telephone, and the other independent directors receive $750 for attending each Board and committee meeting by telephone. In the event there are multiple meetings of the Board and one or more committees in a single day, the fees paid to an individual independent director are limited to $2,000 per day; and

•	each independent director received a grant of 3,000 restricted shares of our Class A common stock upon the initial release from escrow of the minimum offering amount as described in the prospectus, which will vest in equal amounts annually over a four-year period. An additional 3,000 restricted shares of our Class A common stock will be granted upon each reelection as an independent director.

We also reimburse each of our directors for his or her travel expenses incurred in connection with his or her attendance at meetings of the Board and committee meetings.

Restricted Share Plan

The Company has adopted a restricted share plan to:

•	furnish incentives to individuals and entities chosen to receive restricted shares of the Company’s common stock because they are considered capable of improving the Company’s operations and increasing profits;

•	encourage selected persons to accept or continue employment with the Advisor and its affiliates; and

•	increase the interest of the Company’s employees, officers and directors in the Company’s welfare through their participation in the growth in the value of shares of the Company’s common stock.

Our restricted share plan is administered by the Board. The Board has the full authority: (1) to administer and interpret the restricted share plan; (2) to determine the eligibility of directors, officers and employees (if we ever have employees), employees of our Advisor and its affiliates, employees of entities that provide services to us, directors of the Advisor or of entities that provide services to us, certain of our consultants and certain consultants to the Advisor and its affiliates or to entities that provide services to us, to receive an award; (3) to determine the number of shares of Class A common stock to be covered by each award; (4) to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the restricted share plan); (5) to make determinations of the fair market value of shares; (6) to waive any provision, condition or limitation set forth in an award agreement; (7) to delegate its duties under the restricted share plan to such agents as it may appoint from time to time; and (8) to make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering the restricted share plan, including the delegation of those ministerial acts and responsibilities as the Board deems appropriate. The total number of shares of Class A common stock that may be issued under the restricted share plan will not exceed 5.0% of our outstanding shares on a fully diluted basis at any time, and in any event will not exceed 300,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Upon the initial release from escrow of the minimum offering amount as described in the prospectus, each of the independent directors was granted 3,000 restricted shares of our Class A common stock under the restricted share plan. Our restricted share plan further provides for the automatic grant of 3,000 restricted shares of Class A common stock to each of our independent directors, without any further action by the Board or the stockholders, upon each reelection as an independent director. Restricted stock issued to independent directors will vest in equal amounts annually over a four-year period following the first anniversary of the date of grant in increments of 25% per annum.

Restricted share awards entitle the recipient to shares of Class A common stock from us under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in shares of common stock shall be subject to the same restrictions as the underlying restricted shares. We have agreed that the aggregate amount of acquisition fees, acquisition expense reimbursements, financing coordination fees, disposition fees, the asset management fee, subordinated participation and subordinated distributions by NexPoint Multifamily Operating Partnership, L.P., our operating partnership subsidiary (the “OP”), in each case as paid to the Advisor (and its affiliates and assignees), if any, together with the fair market value of all shares of restricted stock granted under our restricted share plan, shall not exceed an amount equal to the aggregate of (a) 6% percent of all properties’ aggregate gross contract purchase price, (b) as determined for the preceding four consecutive fiscal quarters, the greater, in the aggregate, of 2% of average invested assets and 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (c) disposition fees, if any, of up to 3% of the contract sales price of all properties that we sell, and (d) 15% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors.

Director Compensation Table

The following table sets forth certain information with respect to our director compensation during the fiscal year ended December 31, 2015:

Name	Fees Earned or Paid in Cash	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensations Earnings	All Other Compensation (1)($)	Total ($)
D. Kirk McAllaster, Jr.	$35,209	$30,000	(2)	$—	$—	$—	$—	$65,209
John M. Pons	$30,373	$30,000	(3)	$—	$—	$—	$—	$60,373
Brian Mitts (4)	$—	$—		$—	$—	$—	$—	$—

(1)	Amount represents reimbursement of travel expenses incurred by directors to attend various director meetings.
(2)	On March 24, 2016, D. Kirk McAllaster, Jr. was awarded 3,000 restricted shares of Class A common stock upon our initial release from escrow of the minimum offering amount as described in the prospectus. The grant date fair value of the stock was $10.00 per share for an aggregate amount of $30,000. As of April 26, 2016, all of the 3,000 restricted shares of Class A common stock remain unvested.
(3)	On March 24, 2016, John M. Pons was awarded 3,000 restricted shares of Class A common stock upon our initial release from escrow of the minimum offering amount as described in the prospectus. The grant date fair value of the stock was $10.00 per share for an aggregate amount of $30,000. As of April 26, 2016, all of the 3,000 restricted shares of Class A common stock remain unvested.
(4)	Directors who are also our executive officers or executive officers of our affiliates do not receive compensation for services rendered as a director.

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee of the Board because we do not pay, or plan to pay, any compensation to our officers. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.

TRANSACTIONS WITH RELATED PERSONS

Our Advisory Agreement

We are externally managed by our Advisor pursuant to an advisory agreement dated August 10, 2015 (the “Advisory Agreement”). Our Advisory Agreement provides that our Advisor, subject to the overall supervision by the Board, manages the day-to-day operations of, and provides investment management services to, us. The Advisory Agreement requires our Advisor to provide us with all services necessary or appropriate to conduct our business, including the following:

•	identify, evaluate and negotiate the structure of the investments we make (including performing due diligence on our prospective portfolio properties);

•	find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

•	structure the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	acquire properties on our behalf in compliance with our investment objectives and policies;

•	arrange for financing and refinancing of properties;

•	enter into leases and service contracts for our properties;

•	oversee the performance of our property managers;

•	review and analyze the properties’ operating and capital budgets;

•	generate an annual budget for us;

•	review and analyze financial information for each property and the overall portfolio;

•	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of properties; and

•	close, monitor and administer the investments we make.

Our Advisor is required to obtain the prior approval of the Board in connection with:

•	any investment with a purchase price greater than $15 million;

•	any investment that is inconsistent with the publicly disclosed investment guidelines as in effect from time to time, or, if none are then publicly disclosed, as otherwise adopted by the Board from time to time; or

•	any investment that violates our restrictions on indebtedness.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

Our Advisor and its affiliates receive fees from us, which could be substantial and have not been negotiated at arm’s length. These fees could influence our Advisor’s advice to us as well as the judgment of affiliates of our Advisor, some of whom also serve as our executive officers and directors and the key real estate professionals of our Sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our Advisor and its affiliates, including the Advisory Agreement and the agreement with Highland Capital Funds Distributor, Inc. (the “Dealer Manager”), as amended (the “Dealer Manager Agreement”);

•	public offerings of equity by us, which entitle the Dealer Manager to dealer manager fees and will likely entitle the Advisor to increased acquisition fees and asset management fees;

•	sales of properties and other investments to third parties, which entitle our Advisor to a possible disposition fee and subordinated participation in net sales proceeds;

•	acquisitions of properties and other investments and loan originations to third parties, which entitle our Advisor to acquisition fees and asset management fees;

•	acquisitions of properties and other investments that in some cases may originate from other programs sponsored by the parent of our Sponsor, which may entitle affiliates of our Sponsor to disposition fees and possible subordinated incentive fees and distributions in connection with their services for the seller;

•	borrowings to acquire properties and other investments and to originate loans, which borrowings will increase the asset management fee and acquisition fee payable to our Advisor;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our Advisor to a subordinated incentive distribution; and

•	whether and when we seek to sell the Company or its assets, which sale could entitle our Advisor to a subordinated participation in net sales proceeds.

A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by our Advisor and its affiliates, including real estate brokerage commissions and participation in non-liquidating net sales proceeds. However, the fees and compensation payable to our Advisor and its affiliates relating to the sale of properties will only be payable after the return to the stockholders of their capital contributions plus cumulative returns on such capital (other than any sales commissions, which are based on and deducted from the contract sales price of the property sold). Our Advisor will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions, subject to certain limitations and oversight by the Board.

Subject to prior approval of the Board, certain affiliates of our Advisor, including NexBank and Governance Re (an entity that may be deemed to be controlled by Mr. Dondero), among others, may provide banking, agency, insurance and other services to us and our affiliates for customary fees, and neither we, nor our subsidiaries will have a right to any such fees.

We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our investors first receiving agreed-upon investment returns, affiliates of our Advisor could also receive significant payments even without our reaching the investment return thresholds should we seek to become internally-managed. Due to the apparent preference of the public markets for internally-managed companies, a decision to list our shares on a national securities exchange might be preceded by a decision to become internally-managed, and given our Advisor’s familiarity with our assets and operations, we might prefer to become internally-managed by acquiring entities affiliated with our Advisor. Even though our Advisor will not receive internalization fees, our Advisor may have conflicts of interest concerning our listing/liquidation stage, particularly due to the fact the Advisor may receive more value from a listing rather than a liquidation. For example, our Advisor will receive its incentive fee in the form of shares of common stock upon a listing, which may be worth more than such fees paid in cash upon liquidation. Furthermore, our Advisor will defer its tax liability in a listing situation which may be beneficial.

Fees and Expense Reimbursements Paid to our Advisor

Pursuant to the terms of the Advisory Agreement, we pay our Advisor the fees described below.

•	Our Advisory Agreement requires that we pay our Advisor an annual asset management fee. The asset management fee is calculated on a monthly basis in an amount equal to 1/12th of 0.75% of the aggregate book value of the Company’s gross assets (before reserves for depreciation or other non-cash reserves), computed by taking the average of the book value of the Company’s gross assets at the end of each month (or partial month), and is payable monthly in arrears.

•	We may also pay our Advisor an acquisition fee equal to 1.0% of the purchase price of each asset acquired, excluding any acquisition expenses.

•	We have established a restricted share plan pursuant to which our directors, officers and employees (if we ever have employees), our Advisor and its affiliates and their respective employees, employees of entities that provide services to us, directors of our Advisor or of entities that provide services to us and their respective employees, certain of our consultants and certain consultants to our Advisor and its affiliates or entities that provide services to us and their respective employees may be granted incentive awards in the form of restricted stock.

•	If our Advisor or its affiliates provides a substantial amount of services in connection with the sale of a real property, real estate-related asset or our real estate portfolio, as determined by a majority of the independent directors, our Advisor or its affiliates will earn a disposition fee of 0.5% of the sales price of each real property or real estate-related asset sold, or for the sale of our real estate portfolio, excluding selling costs (1).

•	Our Advisor (in its capacity as special limited partner of the OP) will receive 15.0% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6.0% annual cumulative, non-compounded return on the capital contributed by investors. We cannot assure our stockholders that we will provide this 6.0% return, which we have disclosed solely as a measure for our Advisor’s and its affiliates’ performance compensation. Neither our Advisor nor any of its affiliates can earn both the subordinated participation in net sales proceeds and the subordinated incentive listing distribution (2).

•	Upon the listing of our shares on a national securities exchange, our Advisor (in its capacity as special limited partner of the OP) will receive 15.0% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to a 6.0% annual cumulative, non-compounded return to investors. We cannot assure our stockholders that we will provide this 6.0% return, which we have disclosed solely as a measure for our Advisor’s and its affiliates’ performance compensation. Neither our Advisor nor any of its affiliates can earn both the subordinated participation in net sales proceeds and the subordinated incentive listing distribution (2).

•	Upon termination or non-renewal of the Advisory Agreement with or without cause, our Advisor (in its capacity as special limited partner of the OP), will be entitled to receive distributions from the OP equal to 15.0% of the amount, if any, by which (i) the sum of the appraised value of our assets, plus the total distributions paid to stockholders from our inception through the termination date of the Advisory Agreement, less any amounts distributable as of the termination date of the Advisory Agreement to the limited partners of the OP who receive partnership units, exceeds (ii) the aggregate capital contributed by investors, less the portion of any distribution that is attributable to net sales proceeds and by any amounts paid by us to repurchase shares, plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure our stockholders that we will provide this 6.0% return, which we have disclosed solely as a measure for our Advisor’s and its affiliates’ incentive compensation. In addition, our Advisor may elect to defer its right to receive a subordinated distribution upon termination until either shares of our common stock are listed and traded on a national securities exchange or another liquidity event occurs. Neither our Advisor nor any of its affiliates can earn both a subordinated distribution upon termination of the Advisory Agreement and either a subordinated participation in net sales proceeds or a subordinated incentive listing distribution, as the case may be (3).

(1)	In the event of the sale of the entire company, we would pay to our Advisor a fee of the lesser of 0.5% of the sales price or 50% of the amount of the investment banking fees related to such sale, if our Advisor or its affiliates provides a substantial amount of services in connection with such sale, as determined by a majority of the independent directors.

(2)	Neither our Advisor nor any of its affiliates can earn both the subordinated participation in net sales proceeds and the subordinated incentive listing distribution. Any subordinated participation in net sales proceeds becoming due and payable to our Advisor or its assignees hereunder shall be reduced by the amount of any distribution made to our Advisor pursuant to the OP agreement. Any portion of the subordinated participation in net sales proceeds that our Advisor receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing distribution. In no event will the amount paid to our Advisor, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.

(3)	The subordinated distribution upon termination of the advisory agreement shall not be paid until after our stockholders have received distributions, in the aggregate, of a full return of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) plus an annual 6.0% cumulative, non-compounded return on the gross proceeds from the shares of our common stock, as adjusted for distribution of net sale proceeds. Our operating partnership may satisfy the obligation to pay the subordinated distribution upon termination of the advisory agreement by either paying cash or issuing a non-interest bearing promissory note that will be repaid form the net sale proceeds of each sale after the date of the termination. If the promissory note is issued and not paid within five years of the termination date, then the Advisor, its successors or assigns, may elect to convert the balance of the fee into shares of our common stock.

Certain of the fees payable to our Advisor are not based on the performance of our investments.

In addition to the fees we pay to our Advisor pursuant to the Advisory Agreement, we also reimburse our Advisor and its affiliates for the costs and expenses described below.

•	We reimburse our Advisor and its affiliates for organization and offering expenses it incurs on our behalf, (excluding selling commissions, dealer manager fees and the distribution fee) up to 1.0% of the gross offering proceeds.

•	We reimburse our Advisor for expenses actually incurred related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. In addition, we also pay third parties, or reimburse our Advisor or its affiliates, for any investment-related expenses due to third parties, including legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finders’ fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs regardless of whether we acquire the related assets. Additionally, we may reimburse our Advisor for legal expenses it or its affiliates directly perform in connection with the selection, evaluation and acquisition of assets, and we expect these expenses will be approximately 0.75% of the purchase price of each asset or real estate-related investment.

•	We reimburse our Advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our Advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate (including amounts invested in REITs and other real estate operating companies) before deducting reserves for depreciation, bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, we will not make operating expense reimbursements for personnel costs to our Advisor in connection with services for which the Advisor already receives acquisition fees, acquisition expenses or real estate commissions. We will not reimburse the Advisor for salaries and benefits paid to our executive officers.

Affiliated Dealer Manager

The Dealer Manager is an affiliate of Highland. This relationship may create conflicts in connection with the Dealer Manager’s due diligence obligations under the federal securities laws. Although the Dealer Manager will examine the information in our prospectus for accuracy and completeness, due to its affiliation with Highland, no independent review of us will be made in connection with the distribution of our shares in our offering of the type normally performed by an unaffiliated underwriter in connection with the offering of securities. Accordingly, investors in our offering do not have the benefit of an independent due diligence review and investigation. In addition, the Dealer Manager is entitled to compensation in connection with our offering.

Valuation Conflicts

Once we are required to calculate our estimated net asset value, or NAV, the asset management fees payable to our Advisor will be based on NAV, which will be determined by the Board based on the input of the Advisor, our Audit Committee and, if engaged by the Board, one or more independent valuation firms. Appraisals and valuations of our commercial real estate assets, which will be used to calculate NAV, will be estimates and may not correspond to the amount that may be realized by us upon a sale of such. Our Advisor may be motivated to recommend a NAV at a higher amount than what could actually be realized upon a sale because a higher NAV will result in higher compensation to the Advisor.

Selling Commissions and Fees Paid to our Dealer Manager

The Dealer Manager, an entity under common ownership with the Advisor, serves as the dealer manager of the offering. The Dealer Manager and Advisor are related parties and will receive fees, distributions and other compensation for services related to the offering and the investment and management of the Company’s assets. The Advisor will receive fees, distributions and other compensation during the offering, acquisition, operational and liquidation stages, and the Dealer Manager will receive fees during the offering stage.

•	We will pay the Dealer Manager selling commissions of up to 7.0% of gross offering proceeds from the sale of Class A shares and up to 3.0% of gross offering proceeds from the sale of Class T shares. The Dealer Manager is expected to reallow all selling commissions to participating broker-dealers. We will not pay selling commissions with respect to shares of any class sold pursuant to our distribution reinvestment plan (“DRIP”). The selling commissions may be reduced or waived in connection with certain categories of sales.

•	We will pay the Dealer Manager a dealer manager fee of up to 1.0% of gross offering proceeds from the sale of Class A shares and Class T shares. The Dealer Manager may reallow all or a portion of its dealer manager fees to participating broker-dealers and servicing broker-dealers. We will not pay dealer manager fees in connection with purchases of shares made pursuant to our DRIP. The dealer manager fee may be reduced or waived in connection with certain categories of sales.

•	With respect to our Class T shares that are sold in the primary offering, we will pay the Dealer Manager a distribution fee that accrues daily in an amount equal to 1/365th of 0.8% of the amount of the purchase price per share (or, once reported, the NAV for the Class T shares) on a continuous basis from year to year. We will continue paying distribution fees with respect to Class T shares sold in the primary offering until the earlier to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of the offering, total underwriting compensation in the offering equaling 10% of the gross proceeds from our primary offering, or (iii) such Class T shares no longer being outstanding. The Dealer Manager may reallow all or a portion of the distribution fee to participating broker-dealers and servicing broker dealers. The distribution fee will be payable monthly in arrears. The distribution fee will not be payable with respect to Class T shares issued under the DRIP. We will not pay a distribution fee with respect to Class A shares.

Fees and Reimbursements Paid to our Property Manager

•	In connection with the rental, leasing, operation and management of our properties, we estimate we will pay aggregate fees equal to 3.0% of gross income from the properties managed, as well as other customary property manager and construction management fees. We also will reimburse such property managers for property-level expenses that they pay or incur on our behalf, including salaries, bonuses and benefits of persons employed by the property manager.

Currently Proposed Transactions

Other than as described above, there are no currently proposed material transactions with related persons other than those covered by the terms of the agreements described above.

Formation Transactions

In connection with our incorporation, we sold an aggregate of 22,223 shares of our common stock to our Advisor for an aggregate purchase price of $200,000, or $9.00 per share, reflecting the fact that selling commissions and dealer manager fees were not paid in connection with the sale. These shares were subsequently renamed as shares of Class A common stock. Our Advisor or any affiliate may not sell these shares while our Sponsor remains our sponsor but it may transfer the shares to other affiliates.

Policies and Procedures for Transactions with Related Persons

Every transaction that we enter into with our Sponsor, our Advisor or any of their affiliates may present a conflict of interest. In order to reduce or eliminate certain potential conflicts of interest, our Charter provides that a majority of the Board, including a majority of our independent directors, not otherwise interested in the transaction, determine that any transaction with our Sponsor, our Advisor or any affiliate thereof is fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties. The Board may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with such affiliate or in invoking powers, rights or options pursuant to any agreement between us and our Advisor or any of its affiliates. The independent directors, which may retain their own legal and financial advisors, are empowered to act on any matter permitted under Maryland law.

Among the matters we expect the independent directors to act upon are:

•	the continuation, renewal or enforcement of our agreements with our Advisor and its affiliates, including the Advisory Agreement and the Dealer Manager Agreement;

•	public offerings of securities;

•	certain property sales;

•	certain property acquisitions;

•	transactions with affiliates;

•	compensation of our officers and, if applicable directors, who are affiliated with our Advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become internally-managed, which decision could lead to our acquisition of our Advisor at a substantial price; and

•	whether and when we seek to sell the Company or its assets.

Allocation Policy

If a potential investment is appropriate for either us or another entity managed by our Advisor or its affiliates, such as NXRT or Freedom REIT, LLC, our Advisor and its affiliates, including their respective personnel, have an allocation policy that provides that opportunities will be allocated among those accounts for which participation in the respective opportunity is considered most appropriate, taking into account, the following objective factors. First, the allocation policy looks to the investment objectives of the REITs managed by the Advisor and its affiliates. For example, our targeted investments in core and core-plus multifamily properties and originating preferred equity investments with operators of well-located core and core-plus multifamily properties, typically constructed after 2006, which may have a modest value-add component, differ from the targeted investments of NXRT, which generally are well-located Class B multifamily properties, typically constructed between 1980 and 1999, with a significant value-add component and Freedom REIT, LLC, which typically are opportunistic real estate investments in multifamily, hospitality, office and net lease property types. We believe that most investment opportunities will be more appropriate for us, NXRT or Freedom REIT, LLC based on the differences in our primary investment objectives. Our Advisor is not required to offer to us any opportunities that do not meet our investment objectives and criteria. Our Advisor and its personnel have no obligation to, but may, present us with investment opportunities with a purchase price of less than $10 million. Personnel of our Advisor and its affiliates may invest in any such investment opportunities not required to be presented to us.

To the extent the opportunity is consistent with the investment objectives of more than one REIT managed by the Advisor and its affiliates, the allocation policy then looks to other factors, such as:

•	which REIT has available cash (including availability under lines of credit) to acquire the investment;

•	whether there are any positive or negative income tax effects on any of the REITs relating to the purchase;

•	whether the investment opportunity creates geographic, asset class or tenant concentration / diversification concerns for any of the REITs;

•	how the investment size, potential leverage, transaction structure and anticipated cash flows affect each REIT, including earnings and distribution coverage; and

•	whether one or more of the REITs has an existing relationship with the tenant(s), operator, facility or system associated with the investment, or a significant geographic presence that would make the investment strategically more important.

Our Advisor will allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with its internal conflict of interest and allocation policies. Our Advisor will seek to allocate investment opportunities among such entities in a manner that is fair and equitable over time and consistent with its allocation policy. However, there is no assurance that such investment opportunities will be allocated to us fairly or equitably in the short-term or over time and there can be no assurance that we will be able to participate in all such investment opportunities that are suitable for us.

Other Charter Provisions Relating to Conflicts of Interest

Our Charter contains many restrictions relating to conflicts of interest including the following:

Advisor Compensation. The independent directors must evaluate at least annually whether the compensation that we contract to pay to our Advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors must supervise the performance of our Advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being carried out. The independent directors must base this evaluation on the factors set forth below as well as any other factors deemed relevant by the independent directors’ committee, and such findings will be recorded in the minutes of the Board:

•	the amount of the fees paid to our Advisor in relation to the size, composition and performance of our investments;

•	the success of our Advisor in generating appropriate investment opportunities;

•	the rates charged to other REITs and others by advisors performing similar services;

•	additional revenues realized by our Advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our Advisor;

•	the performance of our investment portfolio; and

•	the quality of our investment portfolio relative to the investments generated by our Advisor for its own account and for its other clients.

Under our Charter, we can only pay our Advisor or its affiliates a real estate commission in connection with the sale of an asset if it provides a substantial amount of the services in the effort to sell the asset, as determined by a majority of our independent directors, and the commission does not exceed the lesser of (i) one-half of a real estate commission that is reasonable, customary and competitive in light of the size, type and location of the asset and (ii) 3% of the sales price of the asset. In addition, if in connection with the sale we pay commissions to third parties unaffiliated with our Advisor, the commission paid to our Advisor may not exceed the commission paid to such third parties. Moreover, our charter also provides that the commission, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the asset.

Our Charter also requires any incentive fee we may pay our Advisor or an entity affiliated with our Advisor in connection with the liquidation of our portfolio to be reasonable. An incentive fee is presumed reasonable if it does not exceed 15% of the balance of the net proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative. Under the Advisory Agreement, the incentive fee equals 15% of the balance of the net proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative. At the option of our Advisor, we may pay any incentive fee in the form of stock, cash, a non-interest bearing promissory note or any combination thereof.

Our Charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the asset or, in the case of a mortgage loan, to 6% of the funds advanced. This limit may only be exceeded if a majority of the Board, including a majority of the independent directors, not otherwise interested in the transaction approve the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us.

Term of Advisory Agreement. Each contract for the services of our Advisor may not exceed one year, although there is no limit on the number of times that a particular advisor may be retained. Our Advisor may terminate the Advisory Agreement without cause or penalty on 60 days’ written notice. A majority of our independent directors may also terminate the Advisory Agreement without cause or penalty on 60 days’ written notice. For these purposes, by “without penalty,” we mean that we can terminate our Advisor without having to compensate our Advisor for income lost as a result of the termination of the Advisory Agreement. The Advisory Agreement does contain a provision to eliminate the possibility that our Advisor could be terminated as a way to avoid having to pay the Subordinated Participation in Net Sale Proceeds.

Our Acquisitions. We will not purchase or lease assets in which our Sponsor, our Advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of the Board, including a majority of the independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated seller or lessor unless there is substantial justification for the excess amount. Generally, the purchase price that we will pay for any asset will be based on the fair market value of the asset as determined by a majority of the Board. In the cases where a majority of our independent directors require and in all cases in which the transaction is with our Sponsor, our Advisor, any of our directors or any of their affiliates, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors. In no event will we acquire any such asset at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our Sponsor, our Advisor, any of our directors or any of their affiliates unless an independent expert appraises the underlying asset. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our Charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our Sponsor, our Advisor, any of our directors or any of their affiliates.

Other Transactions Involving Affiliates. A majority of the Board, including a majority of the independent directors, not otherwise interested in the transaction, must conclude that all other transactions, including sales and leases of our assets and any joint ventures, between us and our Sponsor, our Advisor, any of our directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses. We will reimburse our Advisor for operating expenses, subject to the limitation that we will not reimburse our Advisor for any amount by which our total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period, unless the independent directors determine that such excess expenses were justified based on unusual and non-recurring factors that they deem sufficient. Any findings and the reasons in support thereof shall be reflected in the minutes of the meeting of the Board. Within 60 days after the end of any of our fiscal quarters for which total operating expenses exceeded 2% of average invested assets or 25% of net income, whichever is greater, we shall send to the stockholders a written disclosure of such fact together with an explanation of the factors the independent directors considered in arriving at the conclusion that such higher operating expenses were justified. In the event the independent directors do not determine such excess expenses are justified, the Advisor shall reimburse us at the end of the twelve-month period the amount by which the aggregate annual expenses paid or incurred by us exceed the limitation provided herein. Additionally, we will not make operating expense reimbursements for personnel costs to our Advisor in connection with services for which our Advisor already receives acquisition fees, acquisition expenses or real estate commissions, and we will not reimburse our Advisor for salaries and benefits paid to our executive officers. “Average invested assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate (including amounts invested in REITs and other real estate operating companies), before deducting reserves for depreciation, bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including the asset management fee, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) the Subordinated Participation in Net Sales Proceeds; (f) the Subordinated Distribution Upon Termination of the Advisory Agreement; (g) the Subordinated Incentive Listing Distribution; (h) acquisition expenses; and (i) and other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Issuance of Options and Warrants to Certain Affiliates. We may not issue options or warrants to purchase our common stock to our Sponsor, our Advisor, any of our directors or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. We may not issue options or warrants at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our Sponsor, our Advisor, any of our directors or any of their affiliates shall not exceed an amount equal to 10% of our outstanding common stock on the date of grant.

Repurchase of Our Shares. We will not pay a fee to our Sponsor, our Advisor, any of our directors or any of their affiliates in connection with our repurchase of our common stock.

Loans. We will not make any loans to our Sponsor, our Advisor, any of our directors or any of their affiliates except for certain mortgage loans and loans to wholly owned subsidiaries. In addition, we will not borrow from these parties unless a majority of the Board, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the Board. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our Advisor or its affiliates.

Reports to Stockholders. Our Charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. The Board will take reasonable steps to insure that these requirements are met. Among the matters that must be included in the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our Advisor and any affiliate of our Advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from our independent directors that our policies are in the best interest of our common stockholders and the basis for such determination; and

•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our Sponsor, our Advisor, a director or any affiliate thereof during the year, and our independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

Voting of Shares Owned by Affiliates. Our Advisor or a director or any of their affiliates may not vote their shares regarding (i) the removal of any of these parties or (ii) any transaction between them and us.

Ratification of Charter Provisions. The Board, including a majority of the independent directors, reviewed and ratified our Charter by the vote of a majority of its members, as required by our Charter.

We have also adopted a Code of Ethics that applies to each of our officers and directors, which we refer to as “covered persons.” The Code of Ethics sets forth certain conflicts of interest policies that limit and govern certain matters among us, the covered persons, our Advisor and their respective affiliates.

Director Independence

In order to reduce the risks created by conflicts of interest, our Charter requires the Board to be comprised of a majority of persons who are independent directors except for a period of up to 60 days after the death, resignation or removal of an independent director pending the election of such independent director’s successor. Our Charter also empowers the independent directors to retain their own legal and financial advisors. A majority of the independent directors have approved matters relating to or act upon:

•	the requirement that a majority of directors and of independent directors review and ratify the Charter at or before the first meeting of the Board;

•	the duty of the Board to establish written policies on investments and borrowing and to monitor the administrative procedures, our and our Advisor’s investment operations and performance to assure that such policies are carried out;

•	our minimum capitalization;

•	the Advisory Agreement;

•	liability and indemnification;

•	the reasonableness of our fees and expenses;

•	limitations on organization and offering expenses;

•	limitations on acquisition fees and acquisition expenses;

•	limitations on total operating expenses;

•	limitations on real estate commissions on resale of property;

•	limitations on incentive fees;

•	Advisor compensation;

•	the independent directors’ periodic duty to review our investment policies;

•	the authority to select an independent appraiser to determine the fair market value that we pay for real estate that we acquire both (x) when a majority of the independent directors determine to appoint an independent appraiser to determine fair market value in connection with any acquisition by us and (y) whenever we acquire property from the Advisor, the directors, the Sponsor or their affiliates;

•	the restrictions and procedures relating to meetings of stockholders;

•	the authority of a majority of stockholders present in person or by proxy at an annual meeting at which a quorum is present, without the necessity for concurrence by the Board, to vote to elect the directors;

•	the requirements of any reinvestment plan that the Board establishes, relating to periodic distribution of certain material information to stockholders and opportunity for participating stockholders to withdraw;

•	the adoption of an extension of our liquidity deadline or a plan of liquidation; and

•	the requirement that a majority of independent directors approve matters relating to modifications to their duties and restrictions.

BENEFICIAL OWNERSHIP OF EQUITY SECURITIES

The following table shows, as of April 26, 2016, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

Name of Beneficial Owners (1)	Number of Shares Beneficially Owned	Percentage of Class (assuming sale of maximum number of shares)
Greater than 5% Stockholders
Highland Capital Management, L.P.	434,782.61		*

Directors
Brian Mitts	—
D. Kirk McAllaster, Jr. (2)	3,000		*
John M. Pons (2)	3,000		*

Executive Officers
James Dondero (3)	674,396.61		*
Matt McGraner	—
Matthew Goetz	—
Scott Ellington	—
All directors and executive officers as a group (7 persons)	680,396.61		*

*	Less than 1%
(1)	The address for each beneficial owner is c/o NexPoint Multifamily Capital Trust, Inc., 300 Crescent Court, Suite 700, Dallas, Texas 75201.
(2)	As of the date of this Information Statement, we have issued a total of 6,000 restricted shares of our Class A common stock to our independent directors pursuant to our restricted share plan.
(3)	Includes 22,223 shares of Class A common stock held by our Advisor, 434,782.61 shares of Class A common stock held by our Sponsor and 217,391 shares of Class A common stock held in trust. Mr. Dondero controls NexPoint Advisors GP, LLC, the general partner of NexPoint Advisors, L.P., which wholly owns our Advisor. In addition, Mr. Dondero through his ownership of Strand Advisors, Inc., controls our Sponsor. Through his control of NexPoint Advisors GP, LLC, NexPoint Advisors, L.P. and Strand Advisors, Inc., Mr. Dondero may be viewed as having voting and dispositive power over the shares of our common stock directly owned by our Advisor and our Sponsor.

Restricted Share Plan

We adopted our restricted share plan, pursuant to which the Board has the authority to grant restricted stock awards to persons eligible under the plan. The maximum number of restricted shares of our Class A common stock that may be issued pursuant to our restricted share plan is 300,000, subject to adjustment under specified circumstances. As of the date of this Information Statement, we have issued a total of 6,000 restricted shares of our Class A common stock pursuant to our restricted share plan.

Plan Category	Number of Securities to Be Issued upon Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	—	—	294,000
Equity compensation plans not approved by security holders	—	—	—

Total	—	—	294,000

INDEPENDENT PUBLIC ACCOUNTANTS

Change of Auditor

On October 10, 2014, we decided to dismiss PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm. On December 1, 2014, we informed PwC formally that they were dismissed effective immediately. At that time, the Board was not fully formed and, therefore, neither recommended nor approved such dismissal.

We were incorporated on November 12, 2013. PwC was engaged on November 20, 2013 and issued their report on our November 19, 2013 balance sheet. PwC did not audit any financial statements as of any date or for any period subsequent to November 19, 2013. The report of PwC on our balance sheet as of November 19, 2013 contained no adverse opinion or disclaimer of opinion, and such report was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the period from November 20, 2013 through December 1, 2014, there were no (i) disagreements between us and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreement(s) in its report, or (ii) “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

On October 10, 2014, we approved the engagement of KPMG LLP (“KPMG”) as our independent registered public accounting firm. KPMG issued their report on our December 31, 2014 consolidated balance sheet on January 22, 2015. During the period beginning November 12, 2013 through October 10, 2014, neither we nor anyone on our behalf consulted with KPMG regarding (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on our consolidated financial statements; or (3) any matter that was either the subject of a disagreement or event identified in response to Item 304(a)(1) of Regulation S-K (there being none).

Independent Registered Public Accounting Firm

During the year ended December 31, 2015 and for the period from October 10, 2014 to December 31, 2014, KPMG served as our independent registered public accounting firm and provided us certain tax and other services.

Pre-Approval Policies

The Audit Committee charter imposes a duty on our Audit Committee to pre-approve all auditing services performed for us by our independent auditors as well as all permitted non-audit services in order to ensure that the provision of such services does not impair the auditors’ independence. In determining whether or not to pre-approve services, our Audit Committee will consider whether the service is a permissible service under the rules and regulations promulgated by the SEC. Our Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided any such approval is presented to and approved by the full Audit Committee at its next scheduled meeting.

All services rendered by KPMG for the year ended December 31, 2015 were pre-approved in accordance with the policies and procedures described above.

Report of the Audit Committee

Pursuant to the Audit Committee charter adopted by the Board, the Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the independent auditors and reviewing the financial information to be provided to the stockholders and others, the system of internal control over financial reporting that management has established and the audit and financial-reporting process. The Audit Committee is composed of two independent directors. The Company’s management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing, and the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee’s role does not provide any special assurance with regard to the financial statements of the Company, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. The Audit Committee relies in part, without independent verification, on information provided to it and on representations made by management and the independent auditors that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles.

In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the 2015 audited financial statements with management, including a discussion of the quality and acceptability of the financial reporting and controls of the Company.

The Audit Committee reviewed with KPMG, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, the matters required to be discussed by the Statement on Auditing Standards No. 61, Professional Standards, as amended, and their judgments as to the quality and the acceptability of the financial statements and such other matters as are required to be discussed by the applicable auditing standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). In addition, the Audit Committee has received the written disclosures from KPMG required by Public Company Accounting Oversight Board (United States) (“PCAOB”) Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence” and discussed with the independent registered public accounting firm its independence within the meaning of the rules and standards of the PCAOB and the securities laws and regulations administered by the SEC.

The Audit Committee discussed with KPMG the overall scope and plans for the audit. The Audit Committee meets periodically with KPMG, with and without management present, to discuss the results of their examinations, their evaluations of internal controls and the overall quality of the financial reporting of the Company.

In reliance on these reviews and discussions, the Audit Committee recommended to the Board that the 2015 audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

April 26, 2016	The Audit Committee of the Board of Directors: D. Kirk McAllaster, Jr. (Chairman) John M. Pons

Principal Independent Registered Public Accounting Firm Fees

Our Audit Committee reviewed the audit and non-audit services performed by KPMG, as well as the fees charged by KPMG for such services for the year ended December 31, 2015. In its review of the non-audit service fees, our Audit Committee considered whether the provision of such services is compatible with maintaining the independence of KPMG. The aggregate fees billed to us for professional accounting services, including the audit of our annual consolidated financial statements by KPMG for the years ended December 31, 2015 and 2014 are set forth in the table below.

	For the Year Ended December 31,
	2015	2014
Audit fees	$162,600	$65,000
Audit-related fees	—	—
Tax fees	2,250	—
All other fees	—	—

Total	$164,850	$65,000

For purposes of the preceding table, KPMG’s professional fees are classified as follows:

•

Audit fees - These are fees for professional services performed for the audit of our annual consolidated financial statements and the required review of quarterly consolidated financial statements and other procedures performed by KPMG in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.

•	Audit-related fees - These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the consolidated financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

•	Tax fees - These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our consolidated financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the Internal Revenue Service and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

•	All other fees - These are fees for any services not included in the above-described categories.

OTHER MATTERS

Stockholder Proposals and Nominations

Any proposals by stockholders for inclusion in proxy solicitation material for the 2017 annual meeting of stockholders, including any proposals for nominees for election as director at the 2017 annual meeting of stockholders, must be received by our secretary at our offices a reasonable time before we begin to print and send proxy materials in connection with the 2017 annual meeting of stockholders, and the proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

If a stockholder wishes to present a proposal at the 2017 annual meeting of stockholders, whether or not the proposal is intended to be included in the 2017 proxy materials, our bylaws currently require that the stockholder give advance written notice to our secretary at our offices no earlier than the 150th day nor later than 5:00 P.M., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement, or in this case, this Information Statement. Stockholders are advised to review the Company’s bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations.

Available Information

We file annual, quarterly and special reports, proxy statements (if any), information statements (if any) and other information with the SEC. We furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. Our registration statement on Form S-11 is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room. There is additional information about us at www.nmcreit.com. The contents of that site are not incorporated by reference in, or otherwise a part of, this Information Statement.

APPENDIX A

DEFINITION OF INDEPENDENT DIRECTOR

Section 4.36 of our charter defines an independent director as follows:

The term “Independent Director” shall mean a Director who is not, and within the last two years has not been, directly or indirectly associated with the Sponsor or the Advisor by virtue of (1) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, (2) employment by the Sponsor, the Advisor or any of their Affiliates, (3) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, (4) performance of services, other than as a Director, for the Corporation, (5) service as a director or trustee of more than three REITs organized by the Sponsor or advised by the Advisor or (6) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered “material” if the aggregate gross income derived by the Director from the Sponsor, the Advisor and their Affiliates exceeds five percent of either the Director’s annual gross income during either of the last two years or the Director’s net worth on a fair market value basis. An indirect association with the Sponsor or the Advisor shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Corporation.

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